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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 17, 2000 relating to the financial statements and financial statement schedule of Masimo Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


                                             PricewaterhouseCoopers, LLP


Costa Mesa, CA
September 11, 2000